                                                                   EXHIBIT 99.4

           OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK

                                      OF

                       KANSAS CITY POWER & LIGHT COMPANY

                                      FOR

                         $28.00 WORTH OF COMMON STOCK
                            (SUBJECT TO ADJUSTMENT)
                                      OF

                            WESTERN RESOURCES, INC.


   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
 CITY TIME, ON       , 1996, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION
 DATE"). SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

  Enclosed for your consideration are the Prospectus dated April , 1996 (the "Prospectus") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Western Resources, Inc., a Kansas corporation ("Western Resources"), to exchange a number of shares of common stock, par value $5.00 per share, of Western Resources (the "Western Resources Common Stock") equal to the Exchange Ratio (as defined in the Prospectus) for each outstanding share of common stock, without par value (each, a "Share" and collectively, the "Shares"), of Kansas City Power & Light Company, a Missouri corporation ("KCPL"), upon the terms and subject to the conditions set forth in the Offer.

  Shareholders whose certificates evidencing Shares ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (as defined in the Prospectus) or who cannot complete the procedure for delivery by book-entry transfer to the Exchange Agent's account at a Book-Entry Transfer Facility (as defined in "The Offer--Exchange of Shares; Delivery of Western Resources Common Stock" in the Prospectus) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in "The Offer-- Procedure for Tendering" in the Prospectus. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent.

  THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Please note the following:

    1. Western Resources is offering to acquire each outstanding Share in exchange for a number of shares of Western Resources Common Stock equal to the Exchange Ratio (as defined in the Prospectus).

    2. The Offer is being made for all of the outstanding Shares.

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New
  York City time, on    , 1996, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, the Minimum Tender Condition, the Western Resources Shareholder Approval Condition, the Missouri Control Share Acquisition Condition, the Missouri Business Combination Condition, the UtiliCorp/KCPL Merger Agreement Condition, the Regulatory Approval Condition, the Pooling Condition, the Short Form Merger Condition and the KCPL Preferred Stock Redemption Condition (in each case as defined in the Prospectus). See "The Offer--Conditions of the Offer-- Minimum Tender Condition," "--Western Resources Shareholder Approval Condition," "--Missouri Control Share Acquisition Condition," "--Missouri Business Combination Condition," "--UtiliCorp/KCPL Merger Agreement Condition," "--Regulatory Approval Condition," "--Pooling Condition," "-- Short Form Merger Condition," "KCPL Preferred Stock Redemption Condition," and "--Certain Other Conditions of the Offer" in the Prospectus.

    5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

  The Offer is made solely by the Prospectus dated April , 1996 and the related Letter of Transmittal and any amendments or supplements thereto and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Western Resources may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Western Resources by Salomon Brothers Inc, as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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

                       INSTRUCTIONS WITH RESPECT TO THE
           OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK

                                      OF

                       KANSAS CITY POWER & LIGHT COMPANY

                                      FOR

                         $28.00 WORTH OF COMMON STOCK
                            (SUBJECT TO ADJUSTMENT)
                                      OF

                            WESTERN RESOURCES, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated April , 1996 (the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Western Resources, Inc., a Kansas corporation ("Western Resources"), to exchange a number of shares of common stock, par value $5.00 per share, of Western Resources equal to the Exchange Ratio (as defined in the Prospectus) for each outstanding share of common stock, without par value (collectively, the "Shares"), of Kansas City Power & Light Company, a Missouri corporation.

  You are instructed to tender to Western Resources the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


   Number of Shares to be tendered*

                                                        SIGN HERE


                    Shares
                                          _____________________________________


Account Number: _____________________     _____________________________________
                                                      Signature(s)


Dated: _______________________ , 1996
                                          _____________________________________

                                          _____________________________________
                                          Please Print Name(s) and Address(es)
                                                          Here

                                          _____________________________________

                                          _____________________________________
                                            Area Code and Telephone Number(s)

                                          _____________________________________
                                              Tax Identification or Social
                                                   Security Number(s)

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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